Exhibit 99.1

News Release

Media Inquiries	Investor Inquiries
Bill Price	John DeBono
908-582-4820 (office)	908-582-7793 (office)
800-759-8888, Pin # 2584777 (pager)	debono@lucent.com
williamprice@lucent.com

Joan Campion	Dina Fede
908-582-5832(office)	908-582-0366 (office)
joancampion@lucent.com	fede@lucent.com

LUCENT TECHNOLOGIES REPORTS RESULTS FOR FIRST QUARTER OF FISCAL 2005

➢	Records net income of $174 million or 4 cents per diluted share for the quarter
➢	Posts revenues of $2.34 billion for the quarter

FOR IMMEDIATE RELEASE: WEDNESDAY, Jan. 19, 2005

     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the first quarter of fiscal 2005, which ended Dec. 31, 2004, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). For the quarter, Lucent reported net income of $174 million or 4 cents per diluted share. These results compare with net income of $1.21 billion, or 23 cents per diluted share, in the fourth quarter of fiscal 2004 and net income of $349 million, or 7 cents per diluted share, in the year-ago quarter.

     The company recorded revenues of $2.34 billion in the quarter, a decrease of 3 percent sequentially and an increase of 3 percent from the year-ago quarter. The company’s revenues were $2.40 billion in the fourth quarter of fiscal 2004 and $2.26 billion in the year-ago quarter.

     The first quarter’s earnings per share included a charge related to the final revaluation of warrants that were issued in the quarter as part of Lucent’s global settlement of shareowner litigation. The charge was partially offset by the reversal of certain payroll-related liabilities. The net effect of these items was less than 1 cent per diluted share. The warrants and certain other significant items, including income tax benefits, favorably impacted the results in the fourth quarter of fiscal 2004 and the year-ago quarter by about 19 cents and 4 cents per diluted share, respectively.1

EXECUTIVE COMMENTARY

     “The dynamic nature of today’s telecom market continues to present distinct opportunities and challenges to network equipment and service providers,” said Lucent Technologies Chairman and CEO Patricia Russo. “As the transformation of networks continues, our customers are increasingly focused on deploying new IP-based, revenue-generating services that will differentiate their businesses and build customer loyalty. They are in the early stages of converging their networks to provide seamless, simple and personal communications to end users, and increasing their share of overall consumer and business spending. At the same time, industry consolidation and increased competition continue driving our customers to focus their investments in areas that are most important for next-generation networks.

     “This quarter, we continued to achieve strong results in our mobility business where the migration to 3G is ramping up, and our services business generated more than half a billion dollars in revenue for a second consecutive quarter. We announced a $1.5 billion agreement with Sprint to enhance its nationwide wireless network, and signed with Cingular our first major UMTS contract,” said Russo. “While the wireline market remains a challenge in the near term, we continue to execute on a long-term strategy of investing in areas that are critical to our vision of convergence such as next-gen optical, VoIP, broadband access, and mobile high-speed data, as well as services, government and emerging markets.”

     Lucent Technologies Chief Financial Officer Frank D’Amelio reiterated the company’s guidance for the fiscal year: “We continue to expect Lucent’s annual revenues for fiscal 2005 to increase on a percentage basis in the mid-single digits, which we believe will be at or above the market growth rate. We continue to focus on generating profitable results, while we invest in the business.”

GROSS MARGIN AND OPERATING EXPENSES

     Gross margin for the first quarter of fiscal 2005 was 42 percent of revenues as compared with 41 percent in both the fourth quarter of fiscal 2004 and the year-ago quarter.

     Operating expenses for the first quarter of fiscal 2005 were $665 million as compared with $691 million for the fourth quarter of fiscal 2004 and $648 million for the year-ago quarter.

2

BALANCE SHEET UPDATE

     As of Dec. 31, 2004, Lucent had about $4.6 billion in cash and marketable securities, which represents a decrease of approximately $300 million from the quarter ended Sept. 30, 2004. The decrease was primarily driven by the payment of the company’s fiscal 2004 employee incentive awards.

REVIEW OF OPERATIONS – THREE MONTHS ENDED DEC. 31, 2004

     On a sequential basis, revenues in the United States were essentially flat at $1.45 billion, and revenues outside the United States decreased 8 percent to $885 million. Compared with the year-ago quarter, revenues in the United States increased 7 percent and revenues outside the United States decreased 3 percent.

Mobility Solutions

     Mobility revenues for the first quarter of fiscal 2005 were $1.15 billion, essentially flat sequentially and an increase of 19 percent compared with the year-ago quarter.2

     In the first quarter, Lucent’s Mobility business continued to show momentum around its third-generation (3G) spread spectrum portfolio, and made significant progress with mobile operators for Lucent’s IP Multimedia Subsystems (IMS) solution:

➢	Lucent announced its first major UMTS (Universal Mobile Telecommunications System) contract with an agreement to supply Cingular Wireless with UMTS and HSDPA (High-Speed Downlink Packet Access) network equipment, software and services to support its nationwide 3G service rollout.

➢	Lucent and mmO2 also announced plans to deploy one of the world’s first super-fast, converged fixed-mobile networks for mmO2’s subsidiary, Manx Telecom, on the Isle of Man; the network is based on UMTS and HSDPA technology and incorporates Lucent’s IP Multimedia Subsystem (IMS) solution.

➢	Lucent continued to expand its leadership in the CDMA2000 market, demonstrating strong progress for its 3G CDMA2000® 1xEV-DO (Evolution — Data Optimized) solution. During the quarter, Lucent announced a $1.5 billion contract to enhance Sprint’s nationwide PCS wireless network and support the deployment of 3G CDMA2000 1xEV-DO technology. The deal also includes key elements of Lucent’s IMS solution.

➢	Additionally, Lucent and VIVO announced the commercial launch of a 3G CDMA2000® 1xEV-DO network in São Paulo and Rio de Janeiro, offering the fastest 3G mobile data services in Brazil, and expanded VIVO’s 3G offerings into the state of Sergipe.

3

➢	Lucent also announced a series of contracts totaling $107 million with China Unicom’s provincial subsidiaries in Zhejiang, Shaanxi and Liaoning for their CDMA network expansion projects.

➢	Lucent made progress on the applications front as well, introducing MiRingBack, an application that enables subscribers on both mobile and wireline networks to select recorded music or other personalized audio content to play to incoming callers while they are waiting on the line for their call to be answered. Telecom New Zealand is among the first customers offering the service.

Integrated Network Solutions (INS)

     INS revenues for the first quarter of fiscal 2005 were $645 million, a decrease of 7 percent sequentially and a decrease of 18 percent compared with the year-ago quarter.2

     Despite the decline in INS revenues in the first quarter, Lucent made several contract and product announcements that illustrate the company’s efforts to manage through the transition period in the wireline market with a focus on areas such as convergence, voice over Internet protocol (VoIP), optical and network management software:

➢	Lucent continues to gain momentum in support of convergence. This quarter Accelerate™ Next Generation Communications Solutions, including products from the recently acquired Telica, were part of announcements for the core networks of mobile and wireline service providers — Sprint, mmO2, RNK Telecom and Shandong Unicom. Lucent also announced an IP/MPLS win with Vodafone for a converged core network to support its 3G services.

➢	In optical, China Telecom awarded Lucent a contract for the WaveStar® optical line system 1.6T, which represents the first deployment of 10Gb/s DWDM technology in the customer’s optical backbone network.

➢	Lucent also announced contracts for its network management software — VitalSuite® and Netminder™ — that deliver broadband services, troubleshoot networking problems and improve the efficient flow of traffic on customer networks. This quarter’s contract announcements included Japan Telecom and MetroPCS.

Lucent Worldwide Services (LWS)

     LWS revenues for the first quarter of fiscal 2005 were $520 million, an increase of 1 percent sequentially and an increase of 12 percent compared with the year-ago quarter.

     LWS continues to focus on broadening its business and leveraging its network integration and multivendor capabilities with new deployment, maintenance and professional services wins, as well as contributions to several other major contracts:

➢	Lucent’s services offerings were part of 12 contracts announced this quarter. Among these announcements were significant multiyear, multimillion dollar contracts with Sprint, Cingular Wireless and mm02 for network engineering, installation, integration and program management services, as well as multi-vendor network integration and maintenance contracts with Vodafone.

4

➢	Lucent also announced two alliances, the first with Sphere Communications to provide global network integration services to Sphere’s large-scale enterprise customers and the second with Lagardere Active North America to provide content aggregation services for Lucent’s MiRingBack application, a personalized ringback tone service designed to support both mobile and wireline network operators.

     The quarterly earnings conference call will take place today at 8:30 a.m. Eastern time and be broadcast live over the Internet at http://www.lucent.com/investor. It will be maintained on the site for replay through Wednesday, Jan. 26, 2005.

     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” ”believes,” “seeks” and “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: fluctuations in the telecommunications market; our ability to compete effectively; our product portfolio and ability to keep pace with technological advances in our industry; our reliance on a limited number of key customers; our exposure to the credit risk of our customers; the pricing, cost and other risks inherent in our long-term sales agreements; the costs and risks associated with our pension and postretirement benefit plans; the social, political and economic risks of our foreign operations; our reliance on third parties to manufacture most of our products; our ability to generate positive cash flow; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; the complexity of our products; changes to existing regulations or technical standards; changes in environmental health and safety laws; and our ability to retain and recruit key personnel. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

1 Details on the significant items impacting results are available in Exhibit D in the accompanying financial reporting package.

2 Segment information for periods prior to fiscal 2005 was reclassified to conform to the current period’s presentation. Beginning on October 1, 2004, messaging products’ results are reflected in the Mobility segment rather than the INS segment.

# # #

5

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES

Index to Exhibits

Exhibit A	Consolidated statements of operations for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003

Exhibit B	Consolidated balance sheets as of December 31, 2004 and September 30, 2004

Exhibit C	Consolidated statements of cash flows for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003

Exhibit D	Summary of significant items impacting results and reconciliation of basic to diluted EPS

Exhibit E	Segment and product information for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003

Exhibit A

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

		Three months ended
	December 31, 2004	September 30, 2004	December 31, 2003
REVENUES
Products	$1,815	$1,888	$1,793
Services	520	514	466

Total revenues	2,335	2,402	2,259

COSTS
Products	961	1,058	981
Services	390	369	359

Total costs	1,351	1,427	1,340

Gross margin	984	975	919
Gross margin %	42%	41%	41%

OPERATING EXPENSES
Selling, general and administrative, before recovery of bad debts and customer financings	396	390	341
Recovery of bad debts and customer financings	(11)	(27)	(14)

Selling, general and administrative	385	363	327
Research and development	279	319	292
In-process research and development	—	14	—
Business restructuring	1	(5)	29

Total operating expenses	665	691	648
Operating income	319	284	271
Other income (expense), net	(46)	205	79
Interest expense	89	92	113

Income from operations before income taxes	184	397	237
Income taxes	10	(812)	(101)

Net income	174	1,209	338
Conversion expense - 8.00% redeemable convertible preferred stock	—	—	(1)
Preferred dividends and accretion	—	—	12

Net income applicable to common shareowners	$174	$1,209	$349

Basic earnings per share applicable to common shareowners	$0.04	$0.28	$0.08
Diluted earnings per share applicable to common shareowners	$0.04	$0.23	$0.07

Weighted average number of common shares outstanding — basic	4,403	4,310	4,180

Weighted average number of common shares outstanding — diluted	4,998	5,416	5,136

Exhibit B

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	December 31,	September 30,
	2004	2004
Assets:
Cash and cash equivalents (a)	$2,381	$3,379
Marketable securities (a)	1,304	858
Receivables, less allowances of $106 and $110, respectively	1,423	1,359
Inventories	892	822
Other current assets	1,603	1,813

Total current assets	7,603	8,231
Marketable securities (a)	880	636
Property, plant and equipment, net	1,339	1,376
Prepaid pension costs	5,523	5,358
Goodwill and other acquired intangibles, net	430	434
Other assets	912	928

Total assets	$16,687	$16,963

Liabilities:
Accounts payable	$907	$872
Payroll and benefit-related liabilities	813	1,232
Debt maturing within one year	—	1
Other current liabilities	1,962	2,361

Total current liabilities	3,682	4,466
Postretirement and postemployment benefit liabilities	4,879	4,881
Pension liability	1,758	1,874
Long-term debt	4,810	4,837
Liability to subsidiary trust issuing preferred securities	1,152	1,152
Other liabilities	1,123	1,132

Total liabilities	17,404	18,342

Commitments and contingencies

Shareowners’ deficit:
Common stock (b)	44	44
Additional paid-in capital	23,400	23,005
Accumulated deficit	(20,619)	(20,793)
Accumulated other comprehensive loss	(3,542)	(3,635)

Total shareowners’ deficit	(717)	(1,379)

Total liabilities and shareowners’ deficit	$16,687	$16,963

(a)	Cash and cash equivalents and marketable securities amounted to $4,565 and $4,873 as of December 31, 2004 and September 30, 2004, respectively.

(b)	$0.01 per share par value; 10,000 authorized shares; 4,426 issued and 4,416 outstanding as of December 31, 2004, 4,396 issued and 4,395 outstanding as of September 30, 2004

Exhibit C

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

		Three months ended
	December 31,	September 30,	December 31,
	2004	2004	2003
Operating Activities
Net income	$174	$1,209	$338

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Non-cash portion of business restructuring (reversals) charges	—	—	1
Depreciation and amortization	165	176	168
Recovery of bad debts and customer financings	(11)	(27)	(14)
Deferred income taxes	—	(7)	—
Pension credit	(242)	(280)	(274)
Other adjustments for non-cash items	95	(75)	(3)
Changes in operating assets and liabilities:
Decrease (increase) in receivables	86	185	(62)
(Increase) decrease in inventories and contracts in process	1	186	124
(Decrease) increase in accounts payable	(93)	(118)	(105)
(Decrease) increase in deferred revenue	(107)	(269)	11
Changes in other operating assets and liabilities	(392)	(641)	(441)

Net cash (used in) provided by operating activities	(324)	339	(257)

Investing Activities
Capital expenditures	(34)	(63)	(29)
(Purchases) maturities of marketable securities	(695)	13	(160)
Other investing activities	—	52	30

Net cash (used in) provided by investing activities	(729)	2	(159)

Financing Activities
Net proceeds (repayments) of short-term borrowings	—	(7)	1
Repayments of long-term debt	(21)	(170)	(62)
Issuance of common stock	55	40	76
Repayments of preferred stock	—	—	(21)
Other financing activities	(2)	(23)	—

Net cash provided by (used in) financing activities	32	(160)	(6)
Effect of exchange rate changes on cash and cash equivalents	23	12	32

Net (decrease) increase in cash and cash equivalents	(998)	193	(390)
Cash and cash equivalents at beginning of period	3,379	3,186	3,821

Cash and cash equivalents at end of period	$2,381	$3,379	$3,431

Exhibit D

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS AND RECONCILIATION OF BASIC TO DILUTED EPS
(Unaudited; $ in millions, except per share amounts)

Significant items impacting results:

		Three months ended
	December 31,	September 30,	December 31,
	2004	2004	2003
Shareowner settlement	$(71)	$118	$(54)
Payroll related liability reversal	40	—	12
Telica acquisition costs	—	(21)	—
Recovery of bad debts and customer financings	11	27	14
Business restructuring	(1)	5	(29)
Gain on investment	—	—	64
Impact of early extinguishment of convertible securities and debt obligations	—	—	(4)
Discrete income tax impacts	—	873	191

Total	$(21)	$1,002	$194

Per share impact — basic	(0.00)	0.23	$0.05

Per share impact — diluted	(0.00)	0.19	$0.04

The above significant items impacting results were reflected in:
Gross margin	$12	$—	$4
Operating expenses	38	11	(7)
Other income (expense), net	(71)	163	75
Income taxes	—	828	123
Conversion and redemption cost - 8.00% redeemable convertible preferred stock	—	—	(1)

	$(21)	$1,002	$194

Reconciliation of basic to diluted EPS:

		Three months ended
	December 31,	September 30,	December 31,
	2004	2004	2003
Net income	$174	$1,209	$338
Conversion cost - 8.00% convertible securities	—	—	(1)
Preferred stock dividends and accretion	—	—	12

Net income applicable to common shareowners — basic	$174	$1,209	$349
Adjustment for dilutive securities on net income:
Interest expense for 2.75% convertible securities	11	11	11
Interest expense for 8.00% convertible securities	—	17	17
Interest expense for 7.75% convertible securities	—	22	—

Net income applicable to common shareowners — diluted	$185	$1,259	$377

Weighted average number of shares outstanding — basic	4,403	4,310	4,180
Effect of dilutive securities:
Stock options	77	63	60
Warrants	11	—	—
2.75% convertible securities	507	536	596
8.00% convertible securities	—	269	300
7.75% convertible securities	—	238	—

Weighted average number of shares outstanding — diluted	4,998	5,416	5,136

EPS:
Basic	$0.04	$0.28	$0.08
Diluted	$0.04	$0.23	$0.07

Certain securities have been excluded from the above calculations for all periods presented because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive.

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT AND PRODUCT INFORMATION
(Unaudited; $ in millions, except per share amounts)

Results by Segment *

		Three months ended
	December 31,	September 30,	December 31,
	2004	2004	2003
Total Revenues
Mobility Solutions (Mobility)	$1,152	$1,156	$966
Integrated Network Solutions (INS)	645	696	784
Lucent Worldwide Services (Services)	520	514	466
Other	18	36	43

Total revenues	$2,335	$2,402	$2,259

U.S. Revenues
Mobility	$855	$834	$640
INS	281	291	411
Services	295	280	256
Other	19	38	43

Total U.S. revenues	$1,450	$1,443	$1,350

Non-U.S. Revenues
Mobility	$297	$322	$326
INS	364	405	373
Services	225	234	210
Other	(1)	(2)	—

Total non-U.S. revenues	$885	$959	$909

Operating income
Mobility	$390	$371	$158
INS	23	4	210
Services	74	85	61

Total segment income	487	460	429
Recovery of bad debts and customer financings	11	27	14
Business restructuring	(1)	5	(29)
Other	(178)	(208)	(143)

Total operating income	$319	$284	$271

Products and Services Revenues
Wireless	$1,152	$1,156	$966
Voice networking	242	296	347
Data and network management	200	224	229
Optical networking	203	176	208
Services	520	514	466
Other	18	36	43

Total revenues	$2,335	$2,402	$2,259

* Segment information for periods prior to fiscal 2005 was reclassified to conform to the current period’s presentation.